UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 East 1700 South, Provo, Utah	84606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (801) 342-4300

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On February 9, 2010, Nature’s Sunshine Products, Inc. (the “Company”) announced that a federal judge in the United States District Court for the District of Utah has issued an Order and Final Judgment approving the settlement of a consolidated class action suit brought against the Company, and various past and present directors and officers, alleging violations of the federal securities laws.  Information regarding the proposed settlement terms of the lawsuit, which are now final, can be found in the Company’s Form 10-Q for the quarter ended September 30, 2009, which was filed with the U.S. Securities and Exchange Commission, and which can be accessed via the Company’s website, www.natr.com.

The Court’s order dismisses the suit with prejudice.  The settlement also includes a release of all claims held by the class members.  All payments due under the terms of the settlement have been funded by the Company’s insurer.

Item 9.01               Financial Statements and Exhibits.

(d)           The following documents are filed as exhibits to this report:

Item No.	Exhibit
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated February 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: February 16, 2010	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Chief Financial Officer